Exhibit 21.1
THE ST. JOE COMPANY
LIST OF SUBSIDIARIES
(includes 100% directly owned entities, indirectly owned entities and joint venture entities of which we may be a majority, equal or minority partner)

STATE OF
COMPANY NAME	ORGANIZATION
Artisan Park, L.L.C.	DE
Crooked Creek Utility Company	FL
Eagle Point, L.L.C.	FL
East San Marco, LLC	FL
Florida Timber Finance I, LLC	DE
Florida Timber Finance II, LLC	DE
Florida Timber Finance III, LLC	DE
Georgia Timber Finance I, LLC	DE
Panama City Beach Venture, LLC	DE
Paradise Pointe, L.L.C.	FL
Park Point Land, LLC	FL
Paseos, LLC	DE
Paseos Title, LLC	DE
Plume Street, LLC	DE
Plume Street Manager, LLC	DE
Residential Community Title Company	DE
Rivercrest, LLC	DE
Rivercrest Title, LLC	DE

STATE OF
COMPANY NAME	ORGANIZATION
Southeast Bonded Homebuilder Warranty Association, L.L.C.	FL
St. James Island Utility Company	FL
St. Joe Capital I, Inc.	DE
St. Joe Central Florida Contracting, Inc.	FL
St. Joe Community Sales, Inc.	FL
St. Joe Finance Company	FL
St. Joe Residential Acquisitions, Inc.	FL
St. Joe-Southwood Properties, Inc.	FL
St. Joe Timberland Company of Delaware, L.L.C.	DE
St. Joe Utilities Company	FL
Sunshine State Cypress, Inc.	FL
SweetTea Publishing, L.L.C.	FL
Talisman Sugar Corporation	FL